Financial Statements

OLAREGEN THERAPEUTIX, INC.

For the three months ended September 30, 2018

(Unaudited)

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OLAREGEN THERAPEUTIX, INC.

INTERIM BALANCE SHEETS

As of September 30, 2018

(Unaudited)

	September 30, 2018	June 30, 2018
ASSETS
Current Assets
Cash and Cash equivalents	$23,462	$—
Inventory	205,280
Intangible assets	650,000	225,000
TOTAL ASSETS	878,742	225,000

LIABILITIES & STOCKHOLDER'S EQUITY
Current Liabilities
Account payable	204,776	—
Accrued expense - Related Party	—	1,200
Total Current Liabilities	204,776	1,200
Commitments and contingencies
Stockholders' Equity
Preferred Stock ; $0.001 Par Value, 2,000,000 shares authorized;
Convertible Series A Preferred Stock : 800,000 shares Authorized, 266,272 and shares issued and outstanding	450,000	—

Common Stock ; $0.001 Par value, 10,000,000 shares authorized; 2,209,187 and 2,134,808 shares issued and outstanding	2,209	2,135
Stock Subscription	(10)	(1,235)
Additional paid-in capital	349,826	224,100
Accumulated deficit	(128,059)	(1,200)
Total Stockholders' Equity	673,966	223,800
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$878,742	$225,000

See accompanying notes to financial statements

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OLAREGEN THERAPEUTIX, INC.

INTERIM STATEMENTS OF OPERATIONS

As of September 30, 2018

	September 30, 2018	September 30, 2017
	(Unaudited)	(Unaudited)
Revenue	$—	$—
Operating expenses	128,058	—
Net Loss before Income Taxes	(128,059)	—

Income tax	—	—
Net Income	$(128,059)	$—

See accompanying notes to financial statements

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OLARGEN THERAPEUTIX, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

As of September 30, 2018

(Unaudited)

	Common		Convertible Series A
	Shares	Amount	Preferred Stock	Additional Paid-in Capital	Stock Subscription	Accumulated Deficit	Total
Beginning Balance, April 24, 2018 (Inception)	—	$—		$—	$—	$—	$—
Common stock Issued to founders	1,234,808	1,235		—	(1,235)	—	(0)
Common stock Issued to purchase IP rights	900,000	900		224,100		—	225,000
Net loss	—	—		—		(1,200)	(1,200)
Ending Balance, June 30, 2018	2,134,808	$2,135		$224,100	$(1,235)	$(1,200)	$223,800
Sales of Common Stock	74,379	74		125,726	1,225		127,025
Sales of Convertible Series A Preferred Stock			450,000				450,000
Net loss						(126,859)	(126,859)
Ending Balance, September 30, 2018	2,209,187	$2,209	$450,000	$349,826	$(10)	$(128,059)	$673,966

See accompanying notes to financial statements

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OLAREGEN THERAPEUTIC, INC.

STATEMENTS OF CASH FLOWS

As of September 30, 2018

	September 30,
	2018	2017
	(Unaudited)	(Unaudited)
Cash flows from operating activities :
Net loss	$(128,059)	$—
Adjustments to reconcile net loss to net cash used in operating activities :
Changes in operating assets and liabilities
Inventory	(205,280)
Account payable and accrued expenses	204,776
Net cash used in operating activities	(128,563)	—
Cash flows from investing activities :
Intellectual Property, net	(425,000)	—
Net cash used in investing activities	(425,000)	—

Cash flows from financing activities :
Sales of Common Stock	125,800
Stock Subscription	1,225
Sales of Convertible Series A Preferred Stock	450,000
Net cash provided by financing activities	577,025

Cash and cash equivalents
Beginning of period	—
Ending of period	$23,462	$—

Supplemental cash flow disclosures

Non-cash investing and financing activities
The Company issued 900,000 shares for purchase of the rights to the Excellagen Intellectual Property value at $225,000.
The Company issued 1,234,808 common shares to its founders for $1,235.
The Company is owed $1,235 from the founders.

See accompanying notes to financial statements

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OLAREGEN THERAPEUTIX, INC.

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 - NATURE OF OPERATIONS AND LIQUIDITY

Nature of Operations

Olaregen Therapeutix, Inc. (the “Company ” or “Olaregen”) is a development stage company incorporated on April 24, 2018 under the laws of Delaware. The Company is a regenerative medicine company focused on the development, manufacturing and commercialization of products that fill unmet needs in the current wound care market. The Company  aims to provide advanced healing solutions that substantially improve medical outcomes while lowering the overall cost of care. Olaregen's first product introduction, Excellagen is a topically applied product for dermal wounds and other indications. The Company  is focused on advancing wound care including diabetic foot ulcers (DFU), venous leg ulcers and pressure ulcers.

Liquidity

The  Company has not yet generated any revenue from the sale of products. The Company efforts have been principally devoted to identifying and acquiring the Intellectual Property, related to Excellagen. The Company has reported a net loss $128,059, cash flows from operating activities a negative $128,563, cash flows from investing activities a negative of $425,000, and cash flows from financing activities of $577,025 as of  September 30, 2018. Management believes that the Company has the required cash to continue as a going concern because subsequent to September 30, 2018, the Company raised approximately $1.3 million from the sale of Common stock and Convertible Preferred stock. In additional (as noted in Note 9) the Company received the two payments under the Generex Biotechnology Purchase of 51% of the Company outstanding shares for approximately $900,000 and expects to receive an additional $11.1 million by September 30, 2019.

NOTE 2 - Significant accounting policies

Basis of Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in accordance with U.S. GAAP requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published and the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, the Company evaluates these estimates including those related to fair values of financial instruments, intangible assets, fair value of stock-based awards, income taxes and contingent liabilities, among others. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company’s condensed consolidated financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions, which could have a material effect on the reported amounts of the Company’s condensed consolidated financial position and results of operations.

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Cash and Cash Equivalents

For the purposes of reporting cash flows, the Company considers all cash accounts, which are not subject to withdrawal restrictions or penalties, and highly liquid investments with original maturities of 90 days or less to be cash and cash equivalents. From time to time cash balances exceed federal insurance limits.

Income  Taxes

Deferred tax assets and liabilities are determined based on differences between financial reporting and tax reporting bases of assets and liabilities and are measured using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. Uncertain tax positions are evaluated and if appropriate, the amount of unrecognized tax benefits are recorded within deferred tax assets. Deferred tax assets are evaluated for realization based on a more-likely-than-not criterion in determining if a valuation allowance should be provided. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

The Company records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (1) the Company determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.

The Company recognizes interest and penalties related to unrecognized tax benefits on the income tax expense line in the accompanying statements of operations. As of September 30, 2018 no accrued interest or penalties were required to be included on the related tax liability line in the balance sheet.

Intangible Assets

The Company reviews the recoverability of definite-lived intangible assets, including the related useful lives, whenever events or changes in circumstances indicate that the carrying amount of a n intangible asset might not be recoverable. If required, the Company compares the estimated undiscounted future net cash flows to the related asset’s carrying value to determine whether there has been an impairment. If an asset is considered impaired, the asset is written down to fair value, which would be based either on discounted cash flows or appraised values in the period the impairment becomes known and estimable. The Company believes that all long-lived intangible  assets are recoverable, and no impairment was deemed necessary at September 30, 2018.

Stock-based Compensation

ASC 718 "Compensation – Stock Compensation" prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

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The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, "Equity – Based Payments to Non-Employees." Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

No stock-based compensations costs were incurred from the April 24, 2018 (inception) to September 30, 2018.

Recent  Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB and are adopted by the Company as of the specified effective date.

Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU No. 2016-02, Leases. The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The effective date will be the first quarter of fiscal year 2020 with early adoption permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the impact of the pending adoption of the new standard on the Company’s financial statements.

In June 2018, the FASB issued ASU 2018-07, Compensation—Stock Compensation (Topic 718); Improvements to Nonemployee Share-Based Payment Accounting. The new guidance aligns the accounting for share-based payment awards issued to employees and nonemployees. Under the new guidance, the existing employee guidance will apply to nonemployees share-based transactions, with the exception of specific guidance related to the attribution of compensation cost. The amendments in the new guidance are effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, including in interim periods, but no earlier than an entity’s adoption of ASC 606. The Company does not believe that this ASU will have a significant impact on its financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

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NOTE 3 - Intangible assets

In June 2018, the Company issued 900,000 shares of Common Stock for a deposit towards the purchase of the right to buy the license and intellectual property related to the Excellagen Product. The value of the shares was $225,000 based on the cash paid towards the initial deposit to purchase  the Intellectual Property by the seller. The Company is also obligated to pay $53,000 in cash once the Company raise $2,500,000.

In September  2018, the Company paid $425,000 in cash to complete the purchase of the Excellagen Intellectual Property . The Company is committed to pay an additional $3,350,000 as a royalty in future quarters or prepaid for $2,750,000.

NOTE 4 - Subscription receivable

Subscription receivable represents amount owed to the Company from the founders for the initial capitalization of the Company.

NOTE 5 - STOCKHOLDERS’ EQUITY

The Company has authorized 10,000,000 Common Stock and 2,000,000 Preferred Stock . See Note 8 for additional terms.

On April 24, 2018, the Company issued 1,234,808 shares of Common Stock to the founders at par, $0.001, for a total price of $1,235.

On June 20, 2018, the Company issued 900,000 shares of Common Stock as a deposit to purchase rights to buy the intellectual property related to the Excellagen Intelletual Property. The value of the deposit was $225,000.

Series A Convertible Preferred Stock Financing

On August 29, 2018, the Company entered into a Stock Purchase Agreement (“Agreement”) whereby the Company agreed to sell and issue to each purchaser Series A Convertible Preferred Shares. The Company authorized the sale  and issuance of 592,683 shares of Company’s Series A Convertible Preferred Stock, par value of $0.001, for $1,000,000 . If the Company’s Cumulative Net Sales from the Closing Date to December 31, 2020 are less than $22,950,000, the Company will issue to each preferred stock holder a Series A Warrant which will expire 10 years from the issuance date, to purchase a number of Series A Convertible Preferred Shares equal to the Deficit Percentage Points multiplied by 1,778 multiplied by such Preferred Stock Holder’s Pro Rated Shares.

As additional consideration for the Purchase Price, during the period commencing on the Closing Date and ending on the tenth anniversary of such date, each Preferred stock holder  will be entitled to a payment equal to its Pro Rata Shares of 1% of the Net Sales of the Company to be calculated and paid quarterly within 30 days (With the first such payment due and payable following the quarter ending March 31, 2019 for any applicable Net Sales occurring prior to that date); provided that, after the Preferred stock holders have received royalties in the aggregate of $3,000,000 under this Royalty section, such royalty will decreased to 0.5% of the Net Sales of the Company; and provided further that the Preferred stock holders will in no event received more than of $4,000,000 in royalties in the aggregate(the “Royalties”).

Unless the holder or holders of a majority of the shares of Series A convertible preferred stock elect otherwise by written notice sent to the Company at least 10 days prior to the effective date of any such event, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, each holder of the Series A convertible preferred stock will be entitled to receive for each share of Series A convertible preferred stock, an amount in cash, or to the extent that cash is not available, property, out of the assets of the Company available for distribution to the stockholders, before any payment or distribution will be made on any Junior Securities, an amount equal to the Liquidation Value applicable to such share, plus any dividends declared.

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The holders of Series A convertible preferred stock will be entitled to receive when, as and if declared by the Board, out of funds legally available therefor, a portion of any dividends declared on shares of common stock, whether payable in cash, equal to the amount of the dividend that would have been payable in respect of the shares of common stock into which all outstanding shares of Series A convertible preferred stock could have been converted on the date of the declaration of the dividend.

The common stock and the Series A convertible preferred stock will vote together as a single class. Each holder of Series A convertible preferred stock will have the number of votes equal to the number of shares of common.

At any time and from time to time, any holder of Series A convertible preferred stock may convert all or any portion of the Series A convertible preferred shares held by such holder into an equal number of shares of common stock.

If the holder or holders of at least two-thirds of the common stock that would issuable upon conversion of the Series A convertible preferred stock then outstanding will so elect, by vote or written consent, all of the outstanding Series A convertible preferred stock will automatically convert into shares of common stock upon such election, vote or consent and without any further action by the holders of such Series A convertible preferred stock and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent.

If the Company has a commitment for a Public Offering of shares of common stock (a “Qualified Public Offering”) for at least $25,000,000, and the sale price per stock in such offering is not less than four times the liquidation value of the Series A convertible preferred stock, then all of the outstanding Series A convertible preferred stocks will be automatically converted into shares of common stock.

Common Stock

The Company sold and issued approximately  171,379 shares of Common Stock from July to October 2018 at $1.69 per shares totaling approximately $289,000.

NOTE 5 - INCOME TAXES

Net deferred tax assets (liabilities) as of September 30, 2018 is zero.

On December 22, 2017, the U.S. enacted the Tax Cuts and Jobs Act (“Tax Act”) which significantly changed the U.S. tax law. The Tax Act lowered the Company’s U.S. statutory federal income tax rate from 34% to 21% effective January 1, 2018.

The Company files tax returns as prescribed by the laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by federal and state jurisdictions, where applicable. There are currently no pending tax examinations. The Company’s tax years are still open under the statue from 2018 to present.

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NOTE 6 - COMMITMENTS

From time to time, the Company may be subject to various legal proceedings and claims that arise in the ordinary course of the Company’s business activities. The Company is not aware of any such legal proceedings or claims.

Office Lease

Effective January 21, 2019, the Company entered into a new lease for office space at 1979 Marcus Avenue Suite 210, Lake Success, New York, 11042. The term is for 6 months at a monthly rate of $5,300.

NOTE 7 - SUBSEQUENT EVENTS

Generex Biotechology Corporation. (“Generex”) Purchase of 51% of the Company’s outstanding shares

On January  7, 2019, the Company sold  3,282,632 shares of common stock. The price payable to the Company for the Purchase Shares will be an aggregate sum of $12,000,000 (the “Purchase Price”). The Company received an initial deposit of $400,000 on November 27, 2018 for the purchase of 106,666 shares of the Company’s Common Stock and received deposits totaling $1,000,000 as of March 11, 2019. The promissory note receivable of $10,600,000 from Generex Biotechnology Corporation  as of March 11, 2019. The rate of interest is 7%. As of March 11, 2019, Generex has paid $1,000,000 against $1,600,000 due in January 2019. Generex had a 30 days grace period to make the $600,000 payment and has not done so as of March 11, 2019.

Employment agreements

The Company has entered into employment agreements with its Chief Executive Officer, Chief Operating Officer, Chief Marketing Officer, and Vice President of business development effective December 15, 2018.

On  December 15, 2018 the Company entered into an amended employment agreement with its Chief Marketing Officer. A previous CMO annual salary was $180,000 beginning December 15, 2018, but revised to $120,000 beginning January 16, 2019. In addition, she is eligible for a performance bonus of 40% of her annual salary. In addition, the CMO is entitled to a sign on bonus of $25,000 payable in March 2019. The CMO owns 150,000 shares of common stock that are subjected to a claw back if she leaves before thirty-six months starting June 1, 2018. If the CMO leaves before the thirty-six months, then the Company will repurchase the unvested shares at $0.001 per share .

On December 15, 2018 the Company entered into an amended employment agreement with its Vice President of Sales and Strategic Alliances. The VP of Sales and Strategic Alliances’ annual salary will be $150,000 beginning December 15, 2018. In addition, he is eligible for a performance bonus of 40% of his annual salary. The VP owns 75,000 shares of common stock that are subjected to a claw back if he leaves before thirty-six months starting June 1, 2018. If the VP leaves before the thirty-six months, then the Company will repurchase the unvested shares at $0.001 per share.

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On December 15, 2018 the Company entered into an amended employment agreement with its Chief Executive Officer. The CEO annual salary will be $260,000 beginning December 15, 2018. In addition, he is eligible for a performance bonus of 33% of his annual salary. In February 2019, the CEP employment agreement was amended to increase his salary to $340,000 beginning March 2019. The CEO was also paid a bonus of $40,000 in February. The CEO owns 324,904 shares of common stock that are subjected to a claw back if he leaves before thirty-six months starting June 1, 2018. If the CEO leaves before the thirty-six months, then the Company will repurchase the unvested shares at $0.001 per share.

On December 15, 2018 the Company entered into an amended employment agreement with its Chief Operating Officer. The COO annual salary will be $225,000 beginning December 15, 2018. In addition, he is eligible for a performance bonus of 40% of his annual salary. In addition, the COO is entitled to a sign on bonus of $40,000 payable in February 2019. The COO owns 250,000 shares of common stock that are subjected to a clawback if he leaves before thirty-six months starting June 1, 2018. If the COO leaves before the thirty-six months, then the Company will repurchase the unvested shares at $0.001 per share.

The Company entered into a consulting agreement with Profit Planners Inc .(“PPI ”), to provide accounting services. In addition, Wesley Ramjeet, the owner of PPI is the Company’s Chief Financial Officer and Board Member. PPI monthly fee is $10,000 for the first 12 months. PPI will be entitled to a 20% bonus upon the completion of $10,000,000 capital or debt funding and will be entitled to a 10% bonus if the Company meets its annual targets as determined by the agreement.

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Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

As used herein, the terms the “Company,” “Olaregen,” “we,” “us,” or “our” refer to Olaregen Therapeutix Inc, a Delaware corporation. The following discussion and analysis by management provides information with respect to our financial condition and results of operations for the three month periods ended September 30, 2018 and 2017.

Forward-Looking Statements

The information in this report contains forward-looking statements. All statements other than statements of historical fact made in this report are forward looking. In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements. These forward-looking statements can be identified by the use of words such as “believes,” “estimates,” “could,” “possibly,” “probably,” “anticipates,” “projects,” “expects,” “may,” “will,” or “should” or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Our actual results may differ significantly from management’s expectations.

The following discussion and analysis should be read in conjunction with our accompanying financial statements and the notes to those financial statements included in this filing. The following discussion includes forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this filing.

Operations

We are a New York Corporation founded in April 24, 2018.

Results of Operations

Three months ended September 30, 2018 compare to three months ended September 30, 2017.

For the three months ended September 30, 2018 and 2017, we had no revenues. Selling, general and administrative expenses for the three months ended September 30, 2018 and 2017 totaled $178,759 and $0, respectively, resulting in a net loss of $178,759 and $0, respectively.

Cash flows for the Three Months ended September 30, 2018

As of September 30, 2018, we had cash of $23,462. The increase in cash resulted for the Sale of Preferred and Common Stocks totaling $577,025 less operating losses and purchase of the Excellegen Itellectual Property.

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